Exhibit 10.3

INCENTIVE STOCK OPTION AGREEMENT

GRANTED TO:

DATE OF GRANT:

GRANTED PURSUANT TO: CTI Group (Holdings) Inc. Stock Incentive Plan

NUMBER OF UNDERLYING SHARES:

EXERCISE PRICE:

VESTING SCHEDULE:

1. This Incentive Stock Option Agreement (the “Agreement”) is made and entered into as of (the “Date of Grant”) between CTI Group (Holdings) Inc. (the “Company”) and , as a participant (the “Participant”) in CTI Group (Holdings) Inc. Stock Incentive Plan (the “Plan”), a copy of which is enclosed herewith. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan. It is the intent of the Company and the Participant that the Option (as defined in Paragraph 2 below) will qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

2. The Participant is granted an option to purchase shares of Class A Common Stock of the Company (the “Option”). The Option is granted as provided for under the Plan and is subject to the terms and conditions set forth in the Plan, including, but not limited to, Section 6(e) of the Plan, and this Agreement. The Option granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for the Participant’s services.

3. The Option’s exercise price is $    per share (the “Exercise Price”).

4. The Option shall become exercisable according to the vesting schedule set forth above and shall remain exercisable, subject to Paragraph 5 below, until (i) an expiration date resulting from the termination of the Participant’s employment in accordance with Section 12 of the Plan, or (ii) a date established by the Committee within 60 days upon the occurrence of the Change in Control of the Company in accordance with Section 11(a) or 11(c) of the Plan.

5. The Option, unless sooner terminated or exercised in full, shall expire on the tenth anniversary of the Date of Grant and, notwithstanding anything herein to the contrary, no portion of the Option may be exercised after such date.

6. During the Participant’s lifetime, the Option shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or other transfer and shall be exercisable only by the Participant. Upon the death of the Participant, (i) the Option shall be exercisable only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights with respect to the Option shall pass by will or the laws of descent and distribution and (ii) the Option shall be exercisable in accordance with Section 12 of the Plan.

7. The Participant may exercise the Option regardless of whether any other option that the Participant has been granted by the Company remains unexercised. In no event may the Participant exercise the Option for a fraction of a share.

8. Any notice of exercise of the Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased. The Option’s Exercise Price shall be paid by the Participant on the date the Option is exercised in accordance with Section 6(c) of the Plan. Any shares of Common Stock delivered in payment of the Exercise Price shall be valued at their Fair Market Value on the date the Option is exercised.

9. By his or her acceptance of this Agreement, the Participant agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company with respect to the issuance or disposition of the shares subject to the Option (“Withholding Taxes”). In lieu thereof, the Company shall have the right to withhold the Withholding Taxes from any other sums due or to become due from the Company or a Subsidiary, as the case may be, to the Participant. The Company may, in its discretion, hold the stock certificate or certificates to which the Participant is entitled upon the exercise of the Option as security for the payment of such Withholding Taxes, until cash sufficient to pay those Withholding Taxes has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of the Option (the “Tax Date”), except as set forth below, a holder of the Option may elect to satisfy, in whole or in part, the holder’s Withholding Taxes (an “Election”) by (a) directing the Company to withhold from shares issuable in the related exercise either a specified number of shares or shares having a specified value (in each case not in excess of the Withholding Taxes), (b) tendering shares previously issued pursuant to the exercise of an Award or other shares of the Company’s Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including any limitations necessary to comply with Section 16 of the Exchange Act.

10. The Participant shall not have any of the rights of a stockholder with respect to the shares of Common Stock underlying the Option until the Option is exercised and the Participant receives such shares.

11. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.

12. The Participant covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Participant agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

13. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions. In the event, however, of any conflict between the provisions of this Agreement or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Participant, the provisions of the latter shall prevail.

14. This Agreement is not a contract of employment and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Participant’s employment, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Subsidiaries. This Agreement shall be governed by and construed in accord with the laws of the State of Delaware, excluding principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

CTI Group (Holdings) Inc.
By:
Name:
Title:

ACCEPTED:

By:
[Insert the name of the Participant]